Registration No. 333-40360



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                          POST EFFECTIVE AMENDMENT # 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          JT Bowling Enterprises, Inc.
                 (Name of Small Business Issuer in its charter)



Delaware                     5941                          31-1416624
(State or Jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
organization)                Classification Code Nubmer)   Identification No.)



                      753 Bandit Trail Fort Worth TX, 76180

                                 (817) 577-4726

        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                                David R. Clifton
                      753 Bandit Trail Fort Worth TX, 76180
                                 (817) 577-4726

           (Name, address, and telephone number of agent for service)

                          Copies of Communications to:
                            Shawn F. Hackman, a P.C.,
                 3360 West Sahara Avenue, Suite 200, Las Vegas,
                                  Nevada 89102
                            Telephone: (702) 732-2253
                            Facsimile: (702) 940-4006

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /





                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH        *              *           PROPOSED MAX.      *
CLASS OF             *              *           AGGREGATE          AMOUNT OF
SECURITIES TO BE     AMOUNT TO BE   PRICE PER   OFFERING           REGISTRATION
REGISTERED           REGISTERED     SHARE       PRICE              FEE(1)(2)(3)
-------------------  -------------------------- ------------------ ------------
-------------------  ---------------------------------------- -----------------
Common Stock,
$.001                2,725,000      $0.50(1)       $1,362,500         $359.70
------------------- ----------------------------------------- -----------------
------------------- ----------------------------------------- -----------------


TOTAL                2,725,000      $ 0.50       $1,362,500           $359.70
------------------- ----------------------------------------- -----------------



(1)  Estimated solely for purposes of calculating the registration fee.
(2) Includes 2,525,000 shares of common stock to be registered on behalf of the 19 selling security-holders.
(3)  Previously paid by electronic transfer.










                  PART ONE. INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                          JT BOWLING ENTERPRISES, INC.

                                    2,725,000

                                  Common Stock

                         Offering Price $0.50 per share

JT Bowling Enterprises, Inc., a Delaware corporation ("Company"), is hereby offering up to 200,000 shares of its $0.01 par value common stock ("Shares") at an offering price of $0.50 per Share pursuant to the terms of this Prospectus for the purpose of providing us with working capital. . In addition, we are registering 2,525,000 outstanding shares on behalf of the holders of our common stock. All costs incurred in the registration of these shares are being borne by us. No underwriter or broker/dealer has been retained by management to assist in the sale of the shares. All shares sold will be offered by the our Officers and Directors.

The shares will become tradeable on the effective date of this prospectus. The selling securityholders will receive the proceeds from the sale of their shares and we will not receive any of the proceeds from such sales. The selling securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. SEE "PLAN OF DISTRIBUTION." The selling securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of his shares being offered for sale.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").


                       Price To       Underwriting           Proceeds to Issuer
                       Public (1)     Discouts & Commission

Per Share              $      0.50               -0-         $0.50

Minimum                $ 20,000.00               -0-         $20,000.00

Maximum                $100,000.00               -0-         $100,000.00


Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




       Subject to Completion, Dated ________________, 2000



This offering involves a significant degree of risk and prospective investors need to read the section called "Risk Factors" which begins on page 6.

We are registering for sale 2,525,000 shares on behalf of 19 selling security-holders of our common stock. Include in the selling security-holders are the current officers and directors consisting of 2,250,000 of the shares being offered by current shareholders. The officers and directors are having there shares registered for resale and will be subject to resale limitations in accordance with Rule 144 of the 1934 Securities & Exchange Act as amended. As a result of the registration of shares by officers and directors they will only be permitted to offer shares for sale after the minimum amount of $20,000 has been received and if a trading market ever develops.

We must sell a minimum of 40,000 units within 240 days from the effective date of this Registration. Amounts received will be deposited in our bank account and will not be available to us until the minimum amount of $20,000 is received

These securities will be offered in a self under written offering by one of our officers and directors namely Mr. David R. Clifton, our President and Director.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

(1) A minimum of 40,000 shares and a maximum of 200,000 shares may be sold on a "bestefforts" basis. All proceeds from this offering will be held in our bank account. until the minimum amount has been received. If the minimum amount is not reached within the prescribed 240 days all funds will be reimbursed plus interest to shareholders within 7 days of the cut off date.

(2) The Net Proceeds to JT Bowling Enterprises, Inc. is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."

Table of Contents
===============================================================================

Prospectus Summary                                                           9

Risk Factors                                                                12

Use of Proceeds                                                             14

Determination of Offering Price                                             15

Dilution                                                                    16

Plan of Distribution                                                        17

Legal Proceedings                                                           19

Directors, Executive Officers, Promoters, and
Control Persons                                                             19

Security Ownership of Certain Beneficial
Owners and Management                                                       21

Description of Securities                                                   21


Interest of Named Experts and Counsel                                       22

Disclosure of Commission Position on Indemnification

For Securities Act Liabilities                                              22

Organization Within the Last Five Years                                     23

Description of Business                                                     23

Management's Discussion and Analysis of Financial

Conditions and Results of Operation                                         25

Description of Property                                                     27

Certain Relationships and Related Transactions                              27

Market for Common Equity and Related Stockholder Matters                    27

Executive Compensation                                                      28

Financial Statements                                                        28

Changes in and Disagreements with Accountants of Accounting Matters         28


                       INITIAL PUBLIC OFFERING PROSPECTUS

                        2,725,000 SHARES OF COMMON STOCK

We were formed in July 1998 to offer a new product to the Bowling market. Namely the patented Thom's Thum, an insert placed in generic sized bowling balls used by the general public.

The insert for the bowling balls will be placed in the thumb of each bowling ball to allow a better fit for the general public. It will address an area in the bowling market that has long been ignored. There will be a demand for our product from bowling alleys and individual bowlers.

This is our initial public offering. We anticipate that the initial public offering price will be .50 per share. We are also registering for sale 2,525,000 shares on behalf of selling security-holders. Included in the selling security-holders are the officers and directors who are registering 2,250,000 shares for sale. No market currently exists for our shares and there is no guarantee that a market will ever develop.


THE OFFERING AND JT BOWLING ENTERPRISES, INC.'S SECURITIES
                                         Minimum Sold       Maximum Sold

Securities Being Offered                    40,000               200,000

Shares Outstanding Before the Offering   8,000,000             8,000,000

Shares Outstanding After the Offering    8,040,000             8,200,000

o We intend to use our proceeds:

               to conduct market research and commence our market strategy,

               to further develop our product,

               to secure manufacturing for our product,

               to help establish strategic partnerships

               to establish a financial reporting system and for general corporate and working capital.

The Offering.

Shares of JT Bowling Enterprises, Inc. will be offered at $0.50 per Share. See "Plan of Distribution." The minimum purchase required of an investor is $100.00. If all the Shares offered are sold, the net proceeds to the Company will be $100,000. See "Use of Proceeds." This balance will be used as working capital for JT Bowling Enterprises, Inc.

Liquidity of Investment.

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

Selected Financial Data

As more fully discussed in accompanying financial statements, The following table sets forth selected financial data of JT Bowling Enterprises, Inc. through March 31, 2000 and unaudited data through August 31, 2000. The selected financial data has been derived from the audited consolidated financial statements as well as the unaudited statement of cash flows for the three months ending August 31, 2000 and notes thereto of JT Bowling Enterprises, Inc. which is included elsewhere in this prospectus. As of this date we have had limited activity.


                               Balance Sheet Data


    ...................................................
* .....................................................   (Audited)    (Audited)
Current Asstets

    Cash ..............................................   $
                                                                       ---------
                                                                       ---------
                                                                       ---------

              Total Current Assets
                                                                       ---------
                                                                       ---------
                                                                       ---------

              Total Assets ............................   $
                                                                       ---------
                                                                       =========

                                            LIABILITIES

Current Liabilities

    Accounts Payable
                                                                       ---------
                                                                       ---------
                                                                       ---------

               Total Current Liabilities

Long-Term Liabilities

    Note Payable
                                                                       ---------
                                                                       ---------
                                                                       ---------

                Total Long-Term Liabilities
                                                                       ---------
                                                                       ---------
                                                                       ---------

                Total Liabilities
                                                                       ---------

        Commitments and Contingencies
                                                                       ---------

                                STOCKHOLDERS' EQUITY

Preferred Stock
                                                                       ---------

         30,000,000 authorized shares, par value $.01

          no shares issued and outstanding

Common Stock
                                                                          80,000

          100,000,000 authorized shares, par value $.01

           8,000,000 shares issued and outstanding

Additional Paid-in-Capital
                                                                          90,545

Accumulated Defecit ...................................                 (170,545)
                                                                       ---------
                                                                       ---------

           Total Stockholders' Equity (Defecit)
                                                                       ---------
                                                                       ---------

            Total Liabilities and Stockholders' Equity    $
                                                                       ---------
                                                                       =========
                                                                       =========




                             Statement of Cashflows



                                                              Unaudited
                                                For the Three Months Ended    From 7/15/98
                                                       August 31,             to August 31,
                                            -----------------------------------------------
                                                   2000         1999              2000
                                            -----------------------------------------------

    ..............................................

Cash Flows from Operating Activities:

       Net Income (Loss)
                                                                                        $
                                                     --    $    --      $        (170,545)

      Changes in operating assets and liabilities:
               Stock Issued for Service
                                                     --         --                 79,545
                        -------------------------------------------- --------------------

               Total Adjustments
                                                     --         --                 79,545
                        -------------------------------------------- --------------------

Net Cash Used in Operating Activities
                                                                   $                    $
                                                     --         --      $         (91,000)


Cash Flows from Investing Activities:

       Fixed Assets
                                                       -           -                    -
                        -------------------------------------------- --------------------

Net Cash Used in Investing Activities
                                                       $           $                    $
                                                       -           -                    -
                        -------------------------------------------- --------------------


Cash Flows from Financing Activities:

       Note Payable
                                                                   -                    -
       Common Stock
                                                     --         --                 91,000
                        -------------------------------------------- --------------------

Net Cash Provided for Financing Activities
                                                                   $                    $
                                                     --         --      $          91,000
                        -------------------------------------------- --------------------


                                                       $           $                    $
Net Increase (Decrease) in Cash ..................   --         --                   --


Cash Balance,  Begin Period ......................   --         --                   --
                        -------------------------------------------- --------------------


                                                       $           $                    $
Cash Balance,  End Period ........................   --         --                   --
                        ============================================ ====================


Supplemental Disclosures:
       Cash Paid for interest
                                                                   $                    $
                                                $      -           -                    -
       Cash Paid for income taxes
                                                                   $                    $
                                                $      - -         -                    -
       Stock Issued for Services
                                                                   $                    $


                                                  -                 $              79,545




Risk Factors

An investment in our shares involves risks due in part to a limited previous financial and operating history of our Company, as well as competition in the Bowling industry. Also, certain potential conflicts of interest arise due to the relationship of JT Bowling Enterprises, Inc. to management and others. See "Risk Factors."

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

The president and 37% shareholder is attempting to sell 750,000 shares which represents 25% of his position.

The president and 37% shareholder Mr. David R. Clifton is registering 750,000 shares for sale. If a trading market ever is developed and Mr. Clifton registers all of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Clifton will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met and only when a trading market develops.

The secretary and 28% shareholder is attempting to sell 750,000 shares which represents 33.33% of his position.

The secretary and 28% shareholder Mr. Kevin J. Krickbaum is registering 750,000 shares for sale. If a trading market ever is developed and Mr. Krickbaum registers all of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Krickbaum will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met and only when a trading market develops.

A director and 28% shareholder is attempting to sell 750,000 shares which represents 33.33% of his position.

The director and 28% shareholder Mr. Calvin K. Mees, is registering 750,000 shares for sale. If a trading market ever is developed and Mr. Mees registers all of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Mees will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met and only when a trading market develops

Limited experience of management

The management has limited experience in relation to the bowling and marketing industry. There is no guarantee that management will have the ability to be successful in starting and managing an ongoing business. Because of the lack of experience of management there is a possibility you may lose your entire investment. In addition, all decisions with respect to the management of our Company. will be made exclusively by our officers and directors of the .
Investors will only have rights associated with minority ownership interest rights to make decision which effect JT Bowling Enterprises, Inc.. The success of our Company. to a large extent, will depend on the quality of the directors and officers we. can attract. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management to our officers and directors. At present we do not have key man life insurance. If a catastrophic event were to occur to either officer or director of our Company it could have an adverse effect on our business.

Limited prior operations.

We have no revenues from operations, and have minimal assets. There can be no assurance that we will generate significant revenues in the future; and there can be no assurance that we will operate at a profitable level. See "Description of Business." If we are unable to obtain customers and generate sufficient revenues in order to profitably operate, our business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Lack of product diversification; dependence on the bowling industry.

Our company only has one product, Thom's Thum insert. We are also relying on the acceptance by the bowling community for acceptance of its single product. If the bowling community does not accept it's product there is a great possibility you could lose your entire investment.

Regulatory factors.

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the business, the extent of which cannot be predicted.

Competition.

We may experience substantial competition in our efforts to locate and attract clients. Many competitors in the industry such as Contour Power Grip, Turbo 2-N-1 and Vise Grips, have greater experience, resources, and managerial capabilities than us. and may be in a better position to obtain access to attractive clientele. In light of the larger competitors and the greater resources which gives them the ability to provide marketing, personnel there is a possibility that it will have an adverse effect on our business.

Use of proceeds not specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of diversification.

The size of our Company makes it unlikely that we will be able to commit our funds to diversify our business until we have a proven track record, and we may not be able to achieve the same level of diversification as larger entities engaged in this type of business. Relying on one main focus of business could cause our Company to cease operations if we cannot attain a sufficient client base.

Absence of cash dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of JT Bowling Enterprises, Inc., and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of interest.

The officers and directors may have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of JT Bowling Enterprises, Inc. As a result, certain conflicts of interest may exist between JT Bowling Enterprises, Inc. and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to JT Bowling Enterprises, Inc.. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to JT Bowling Enterprises, Inc., any proposed investments for its evaluation.

Our independent auditor has expressed doubts about our ability to continue as a going concern

We are a Development Stage Company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, there have been no significant revenues. Our plans regarding the matters which raise doubts about our ability to continue as a going concern are disclosed in Notes to the financial statements. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additional financing may be required

Even if all of the 200,000 Shares offered to the public are sold, the funds available to us may not be adequate for it to be competitive in the areas in which it intends to operate. See "Plan of Distribution." There is no assurance that additional funds will be available from any source when needed by us for expansion; and, if not available, JT Bowling Enterprises, Inc. may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for JT Bowling Enterprises, Inc. to develop and market it's line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in JT Bowling Enterprises, Inc.. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. JT Bowling Enterprises, Inc. does not anticipate having within the next 12 months any cash flow or liquidity problems

No assurance shares will be sold.

The 200,000 Shares being offered to the public are to be offered directly by JT Bowling Enterprises, Inc., and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

A public market may not develop for JT Bowling Enterprises, Inc.'s common stock

A public trading market for our common stock may not develop or if developed may not be sustained. Furthermore, if for any reason the common stock is not listed on the OTC Bulletin Board maintained by Nasdaq or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

Shares eligible for future sale

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least on year, including persons who may be deemed Affiliates (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

                                 USE OF PROCEEDS

Following the issuance of the minimum of 40,000 Shares or a maximum of 200,000 of common stock offered for sale by us to the public, this will represent net proceeds to us of approximately $6,200 (after deducting certain expenses of this offering) and $86,200 maximum. These proceeds will be used to provide capital for the further development and marketing of our product, allow us to manufacture our product and provide working capital and manage liquidity needs.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts:

------------------------------------ ---------- -----------------------------

Use of Proceeds   Amount if Minimum    Percent   Amount if Maximum   Percent
*****             offering achieved     *****    Offering Achieved    *****

------------------------------------ ------------------------------------------
------------------------------------ ------------------------------------------


Transfer Agent Fee$         1,000.00          5% $         1,000.00         1%

------------------------------------ ---------- ------------------- ---------
------------------------------------ ---------- ------------------- ---------

Printing Costs    $         1,000.00          5% $         1,000.00         1%
------------------------------------ ---------- -------------------  --------
------------------------------------ ---------- -------------------  --------


Legal Fees        $        10,000.00         50% $        10,000.00        10%
------------------------------------ ---------- -------------------  --------
------------------------------------ ---------- -------------------  --------

Manufacturing     $         4,000.00         20% $        65,000.00        65%
------------------------------------ ---------- ------------------- ---------
------------------------------------ ---------- ------------------- ---------


Accounting Fees   $         1,800.00          9% $         1,800.00       1.8%
------------------------------------ ----------------------------------------
------------------------------------ ----------------------------------------


Marketing         $         1,500.00        7.5% $        19,000.00        19%

------------------------------------ ----------------------------------------
------------------------------------ ---------- -----------------------------

Working Capital   $           700.00        3.5% $         2,200.00       2.2%

 ----------------------------------- ----------------------------------------
 ----------------------------------- ----------------------------------------

Total             $        20,000.00        100% $       100,000.00       100%

 ----------------------------------- ----------------------------------------






Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes are allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Opportunity to make inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from our management concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that our management possess such information or can acquire it without unreasonable effort or expense.

How to Subscribe


         We will offer shares of our Class A common stock to the public who may subscribe for whole shares. The minimum subscription amount per subscriber is $100.00. If you wish to subscribe for shares of our Class A common stock, you must complete the following steps before the offer ends:


1) Complete and sign the subscription agreement which accompanies this prospectus;
2) Make full payment of the entire purchase price for the shares subscribed in United States currency by check, bank draft, or money order payable to JT Bowling Enterprises, Inc.; and
3) Deliver the subscription agreement, together with the payment described above, to JT Bowling Enterprises, Inc., 753 Bandit Trail Fort Worth TX, 76180.

         Subscription funds will be held by us pending receipt of subscriptions for a minimum of 40,000 shares, although we reserve the right to continue to solicit subscriptions even if we have accepted subscriptions for 700,000 shares. We will not pay interest on subscriptions. In the event we do not receive subscriptions for 40,000 shares, we will terminate the offering and return all subscription funds, without interest.

 .

                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon our Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements.

                                    DILUTION

Our net tangible book value per share is $0 .01. Our net Tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of tangible assets and dividing by the amount of shares outstanding before the offering.

The adjusted pro forma book net tangible book value after this offering will be $0.012 based on an assumed initial public offering price of $0.50 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $0.488 cents per share or over 97.6% of their investment. The following table illustrates dilution:



Assumed initial public offering price per share........................ $0.50

Net tangible book value per share as of May 31, 2000....................$0.01


Increasein net tangible book value per share
 attributable to new investors........................                 $0.012

Pro forma net tangible book value
per share after this offering......................                     $0.012

Dilution per share to new investors.........................            $0.488






The following table presents the following data as of May, 31, 2000 and assumes an offering price of $0.50 per share for our new investors:

o the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and

o    the average price per share when the stock was issued for payment.





    .................
* ...................   Shares of      *                *          *
* ...................   Common Stock   Consideration    *          Average Price
* ...................   Acquired       Amount           Percent    Per Share

Existing shareholders   8,000,00       $       80,000        44%   $         .01

New Investors .......        200,000   $      100,000        66%   $         .50

Totals ..............   9,312,50       $      180,000       100%             100%

                              PLAN OF DISTRIBUTION

The shares of common stock covered by this Offering are being offered directly by our President David R. Clifton. We have not employed the services of an underwriter to market the shares. The offering will be open for 120 days. If at the end of 120 days we have not raised the minimum amount of funds the offering will be extended for an additional 120 days. If the 240 day period expires without raising the minimum amount of $20,000 all funds with interest will be returned to purchasers.

We will market the shares to individuals generally known to us primarily in the state of Texas. A prospective subscriber will receive by mail an effective SB-2 and will be contacted by telephone or in person after the prospective investor has had the opportunity to review the prospectus.

JT Bowling Enterprises, Inc. namely our President will offer a minimum of 40,000 and a maximum of 200,000 Shares of its common stock, par value $.01 per Share to the public on a "Best Efforts" basis. The minimum purchase required of an investor is $100.00. The gross proceeds to JT Bowling Enterprises, Inc. will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid to Mr. Clifton directly or indirectly by JT Bowling Enterprises, Inc. in relation to this offering. Our Officers and Directors will not sell any shares registered by them in this offering until the minimum amount of 40,000 shares are sold. After the minimum amount of shares are sold and a trading market has developed our Officers and Directors may elect to sell their shares.

These securities offered by our Company are subject to prior sale and to approval of certain legal matters by counsel.

Each  person  desiring  to  subscribe  to the  Shares  must  complete,  execute, acknowledge, and deliver to us a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in our shares. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted, such a subscriber will be deemed, a shareholder of our Company.

Promptly upon receipt of subscription documents by our management, we will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder. We may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to this offering, or such other reasons other as we determine to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

Limited Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by us or our competitors, variations in our results of operations, and market conditions in the retail and bowling industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares will be quoted on the "Electronic Bulletin Board" maintained by the NASDAQ which reports quotations by brokers or dealers making a market in particular securities. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. JT Bowling Enterprises, Inc. 's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell JT Bowling Enterprises, Inc.'s Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for our Shares.

                                LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS

                               AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of JT Bowling Enterprises, Inc. are set forth below. There are no other persons which can be classified as a controlling person of JT Bowling Enterprises, Inc.

David R. Clifton, age 41, has been President and Director of JT Bowling Enterprises, Inc. since March 17, 2000. He has been a professional stockbroker, consultant and public speaker and has highly polished sales skills. He possesses over 16 years experience in the field of financial investment, sales, personnel management, supervision, training and motivation, He has worked for wire houses and numerous over the counter firms. His last position was that of Vice President of Axtel Financial Services, Inc. For the past five years he has been a self-employed venture capitalist and consultant. He possesses the Series 7, 24, and 63 Registrations. David is an avid bowler.

Kevin J. Krickbaum, age 28, has been secretary/treasurer and director of JT Bowling Enterprises, Inc. since May 12, 2000. From May 1995 thru Sept. 1998 Mr. Krickbaum was the owner of K.K. Construction, a Home Remodeling Business. Since Sept. 1998 Mr. Krickbaum has been a self employed secretary/bookkeeper. He also posses knowledge in a variety of internet based development systems.

Calvin K. Mees, age 40, has been a director of JT Bowling Enterprises, Inc. since March 17, 2000. Mr. Mees was a registered representative with Lew Lieberbaum & Company from April 1994 thru March 1996. At that time he was responsible for individual retail brokerage accounts, and held a Series 7 & Series 63 license. Since March 1996 Mr. Mees has been a self employed small business Financial Consultant. He has been involved in numerous private businesses and in the planning of businesses going from private corporations into the public market place.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2000 the outstanding Shares of common stock of JT Bowling Enterprises, Inc. owned of record or beneficially by each person who owned of record, or was known by us to own beneficially, more than 5% of our Common Stock, and the name and share holdings of each officer and director and all officers an directors as a group:


 *          *                      *                  *                   *                  % of           % of
 *          *                      *                  *                   *                  Class Owned    Class Owned if the
 *          *                      *                  *                   % of Class         After the      Beneficial Owners
 *          *                      Amount and         Percent of Class    Owned After the    Offering if    Sell all of their
 Title of   Name and Address of    Nature of          Owned Before the    Offering if the    the Minimum    Registered Shares
 Class      Beneficial Owner       Beneficial Owner   Offering            Minimum is Sold    is Sold        *

 *          David R. Clifton
 *          753 Bandit Trail
 Common     Keller, TX 76180              2,950,000                 37%              36.7%          26.8%                 35.9%




 *          Kevin J. Krickbaum
 *          820 Preston Road
 Common     Red Oak, TX 75154             2,250,000               27.9%              28.1%         18.29%                 27.4%




 *          Calvin K. Mees
 *          1353 Middleton Dr.
 Common     Cedar Hill, TX 75104          2,250,000               27.9%              28.1%         18.29%                 27.4%






                            SELLING SECURITY-HOLDERS

We are registering for offer and sale shares of our common stock held by our Officers and Directors along with 16 other selling security-holders.. The selling security-holders may offer Their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and the "Officers and Directors" May sell their shares only after the minimum amount of 40,000 shares sold has been reached and a trading market has been developed.

Subsequent to the effective date of this prospectus, we intend to apply for quotation on the OTC Bulletin Board which is maintained by Nasdaq; however, there can be no assurance that the common stock will be accepted for quotation thereon. SEE "RISK FACTORS--No Current Trading Market for our Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board"

All of the shares registered herein will become tradeable on the effective date of this prospectus.

The following table sets forth the beneficial ownership of the shares held by each person who is considered a selling security-holder.

-----------------------------   ---------   ---------   -----------------   -------------------
Name and Address of             Number of   % of Shares    Stock Owned          % of Stock
Beneficial Owner                 Shares     Registered f    Prior to            Owned After
                                 Owned        Sale          Offering         the Offering (1)

-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

David R. Clifton
President/Direstor
753 Bandit Trail
Keller, TX 76180                2,950,000     750,000                  37%                 26.8%
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Kevin J. Krickbaum
Secretary/Director
820 Preston Road
Red Oak, TX 75154               2,250,000     750,000                28.1%                18.29%
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Calvin K. Mees
Director
1353 Middleton Dr.
Cedar Hill, TX 75104            2,250,000     750,000                28.1%                18.29%
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Jan Cates
2828 Rockport Cove
Grapevine, TX 76051                12,500      12,500           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Russell Devore
205 Rosebud
Longwood, FL 32779                  5,000       5,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

David Small
1036 Carolina Trace
W. Harrison, IN 47060               5,000       5,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Charles Baxter
821 Holly Oak
Lewisville, TX 75067                2,000       2,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Robert Moore
P.O. Box 371
Harrison, OH 45030                  1,000       1,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Karren Bates
113 Iverness
Trophy Club, TX 75067                 500         500           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Ronald K Setzkorn
1221 Willow Bend
Clarksville, TN 37043               5,000       5,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Dr. John P. Andrews
1503 Royal Oak
Tyler, TX 75703                    10,000      10,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Rosella Carroll
306 Harrison Avenue
Harrison, OH 45030                  1,000       1,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Don Dickerson
3105 Idgedale Street
Irving, TX 75062                    1,000       1,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Neva Marion
1024 E. Monroe
Co. Sp., CO 80907                   4,500       4,500           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Robert Scheer
920 Park Avenue
NY, NY 10028                        2,500       2,500           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Thomas E. Jones
1099 Easy Street
Grapevine, TX 76051                25,000      25,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Joseph M. Arsenault
78 Wintergreen Court
Harrison, OH 45030                 25,000      25,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Wade J. Vogel
1108 27th Street NW
Mandan, ND 58554                   15,000      15,000           *                    *
-----------------------------   ---------   ---------   -----------------   -------------------
-----------------------------   ---------   ---------   -----------------   -------------------

Kelly Charles
87 Sea Holly Way
Henderson, NV 89014               160,000     160,000                   2%           *
-----------------------------   ---------   ---------   -----------------   -------------------

* Denotes less than 1%

(1) Assumes sale of all shares offered by the selling securityholders




In the event the selling security-holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares for the selling security-holders.

The shares owned by the selling security-holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, we have given certain undertakings in Part II of the Registration statement of which this prospectus is a part which, in general, commit JT Bowling Enterprises, Inc. to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.01. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of JT Bowling Enterprises, Inc. ; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of JT Bowling Enterprises, Inc. ; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of JT Bowling Enterprises, Inc. , attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of JT Bowling Enterprises, Inc. do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of JT Bowling Enterprises, Inc. 's directors.

Dividends.

The Company does not currently intend to pay cash dividends. JT Bowling Enterprises, Inc. 's proposed dividend policy is to make distributions of its revenues to its stockholders when JT Bowling Enterprises, Inc.'s Board of Directors deems such distributions appropriate. Because JT Bowling Enterprises, Inc. does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of JT Bowling Enterprises, Inc. .

A distribution of revenues will be made only when, in the judgment of JT Bowling Enterprises, Inc. 's Board of Directors, it is in the best interest of JT Bowling Enterprises, Inc. 's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, assuming the maximum offering of 200,000 is sold, JT Bowling Enterprises, Inc, 's authorized but unissued capital stock will consist of 91,800,000 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of JT Bowling Enterprises, Inc. by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company has engaged the services of Nevada Agency and Trust Company of Reno, Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                      DISCLOSURE OF COMMISSION POSITION ON

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of JT Bowling Enterprises, Inc. will have personal liability to JT Bowling Enterprises, Inc. or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to JT Bowling Enterprises, Inc. or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Delaware Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Delaware Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of JT Bowling Enterprises, Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of JT Bowling Enterprises, Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Delaware law (Section 78.751).

The officers and directors of JT Bowling Enterprises, Inc. are accountable to JT Bowling Enterprises, Inc. as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting JT Bowling Enterprises, Inc. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in JT Bowling Enterprises, Inc. in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from JT Bowling Enterprises, Inc. .

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

JT BOWLING ENTERPRISES, INC.

History and Organization



In July 1998 JT Bowling Enterprises, Inc. was incorporated in Delaware. In March 2000 David R. Clifton was appointed the President in order to guide us through the process of going public. Mr. Clifton had been acting as a consultant to our Company and had been assisting with raising capital since inception. The Principal office location of JT Bowling Enterprises, Inc. is 753 Bandit Trail, Fort Worth TX, 76180. The telephone number is (817) 577-4726.

THE BUSINESS

Product Description

Our company intends to offer Thom's Thum. This product offers our customers the best possible solution as it:

o        Is technically advanced
o        Offers useful features
o        Saves time and money
o        Offers our users better  value per dollar
         Provides a unique service
 o       Increases profits and return business.

We have a U.S. patent for this product. This patent was issued on April 9, 1996.

Even though at this time our expertise is unique I the marketplace, we expect advance to be made and competitors to arise and offer similar services. We will meet this challenge by:

o Quickly entering the market and gaining access to bowlers who will use our product. o Adding complimentary lines o Make regular investments in new advertising and promotion.

Objectives

Long Term

         We believe very strongly in technical, financial, business and moral excellence. To secure a stable future for all those connected with Thom's Thumb, we have set the following long term goals:

o It is our goal to capture 15% of the market.

Short Term

o        Market share goals:
         First Year:                4% of U.S. Market
         Second Year:               10% of U.S. Market and 5% of overseas
         Third Year                 15% of U.S. Market and 10% of overseas
         Fourth Year:               15% of both U.S. and overseas markets

o        Maintain costs through the acquisition of new plant and equipment.
o        Increase productivity by investing in employee training and education



Competitors

At the present time, the only other products on the market are non adjustable and not interchangeable from ball to ball.

Our Competitive Advantages

The distinctive competitive advantages that Thom's Thum brings to this market are:

the ability to change sizes and be used in all of a bowler's equipment.
o Sophistication in manufacturing and distribution. This results in our having a unique product. o The ability to price not just according to our costs, but also according to what the market will pay.

By pricing to the market, we will achieve higher sales and therefore increase buying power. As the amounts of purchases increase, our per unit costs of shipping decreases. At that point we should achieve higher discount levels from our suppliers. Through these economies of scale, many items currently on the market can be sold with lower prices.


Product pricing will include quantity discountsRather than being strictly regional, we intend to expand into the national and overseas markets. o We will control accounts receivable by selling on a cash up front method common in this industry.




MARKETING

A direct mail campaign directed at both bowlers and pro shops will be conducted in order for us to maintain a low cost marketing plan and effectively reach as many bowling alleys and customers as possible. We plan to distribute color catalogs annually allowing customers to keep abreast of our new products. We will maintain a national 800 number for customer orders and inquiries, also an internet site will be established in order for our customers to order products directly online. We expect to attend trade shows in order to introduce our products and give demonstrations of the Thom's Thum insert.




           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of our Company , for the year ended May 31, 2000. This information should be read in conjunction with our Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding JT Bowling Enterprises, Inc. appearing elsewhere in this Prospectus.

OVERVIEW

Through our leadership, we should be able to reduce overhead as a percentage of sales, thereby increasing the amount of profit to be retained in the business. Because of our pricing policy, more people will purchase our merchandise thus increasing the size of the market and we will be increasing our market share. What we propose to use are just good solid business sense, economics of scale, and the use of efficient financial techniques. This will allow us the following options:

o        Increase service
o        Increase advertising
o        Reduce prices
o        Increase profits
o        Increase selection

This plan will give us tremendous flexibility to use any of these options or a mix of them to effectively attack our target markets and meet our long-term goals. This combination of experience, sophistication, capitalization and innovation will assist our company as it strives to reach its sales, profit and return objectives.

Pricing

Before we set the price for Thom's Thum, we determined on a unit basis what our costs were going to be. We then determined what the market price was for the normal insert. At this price it was determined that for all but the lowest sales projections, this product would turn a profit at this price. However since our product offers additional features, we felt that we could price it higher than simple inserts.

To test this price, we attended and participated in a trade show for our customers. We first questioned them about the desirability of our extra features and then asked them directly if this price would be acceptable if such a product were available. We found that 80% of those polled would be interested in this product.

RESULTS OF OPERATIONS:

Limited Operations

We reported a loss of ($170,545) as of the year ended May 31, 2000 or a loss of ($0.40) earnings per share. JT Bowling Enterprises, Inc. has only had limited operations and has had no revenues through May 31, 2000 since it's incorporation. As of the year ended May 31, 2000 JT Bowling Enterprises, Inc. has been interviewing proespective manufacturers for the Thom's Thum insert. As soon as a final manufacturer is secured production of the Thom's Thum ball insert will begin.

Capital and Liquidity

The current President Mr. David R. Clifton is currently responsible for the daily operating expenses of JT Bowling Enterprises, Inc. which are minimal at this point because of limited activity. Mr. Clifton will continue to provide capital for operations until which time funding has been secured. Our only asset at this time is the United States patent of the Thom's Thum bowling ball insert US Patent # 5,505,666.

We believe that cash generated from operations is not sufficient to provide for its capital requirements for at least the next 12 months. We may seek additional equity financing in the latter part of 2001 through an offering of our common stock, and contemplate that this offering, before expenses relating to the offering, will be no less than $2 million and no more than $4 million.

We expect to secure the minimum offering amount of $20,000 within the first 120 days of the effective date of this offering without having to exercise the additional 120 day extension.

For the year ended May 31, 2000, there were no cash flows from operating activities.

Our only asset at this time is the United States patent of the Thom's Thum bowling ball insert US Patent # 5,505,666. The US. Patent was awarded April 04, 1996. We have no other assets at this time. Our daily expenses . have been provided by our President, Mr. Clifton. We do not appear to have sufficient working capital because of the reliance on the President of the Corporation for funds. The President of the company will provide funds for daily operations until such time the company has secured funding on a limited basis.

12 MONTH PLAN OF OPERATIONS

At this time our only asset is the patented Thom's Thum insert. We plan to have the final selection of the manufacturer for the Thom's Thum insert by the end of 2000. We have received a quote from Insync Manufacturing Corporation of Miamisburg Ohio. At this time the bid is being reviewed. By the first quarter of 2001 production will begin and the marketing plan will be started.

In order to get initial exposure we will conduct a marketing plan consisting of a direct mail campaign to individuals and bowling alleys around the United States and by attending trade shows in order to demonstrate our product.

If funding is achieved we should be able to start shipping product by the second quarter of 2001 therefore creating revenues that will allow us to continue operations from funds received by sales. We also plan to optimize our sales and order flow by creating a website where customers can order directly from the company. The new website is planned to be on line by the end of the first quarter. Initially the website will have information about the Thom's Thom insert eventually allowing customers to order directly from us.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, accounting for derivative instruments and hedging activities, which was amended by SFAS 137 and SFAS 138. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 will not have any impact on the Company's financial position is not expected to affect the consolidated financial statements of the Company because the Company does not use derivative instruments.

In December 1999, the Securitries and Exchange Committee issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements". SAB 101 establishes accounting and reporting standards for the recognition of revenue. It states that revenue is generally realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services has been rendered; (3) the seller's price to the buyer is fixed or determinable; (4) collectibility is reasonably assured. SAB 101 is effective no later than the fourth quarter of fiscal years beginning after December 15, 1999. At this time management has not determined the effect, if any, that the implementation of SAB 101 will have on the Company's financial position and results of operations.


MARKET SUMMARY

The focus and purpose is to fulfill a demand in the bowling industry that is not being met by offering the Thom's Thum insert. The insert will allow the average bowler to custom fit any bowling ball to fit their hand size allowing more people to enjoy the sport of bowling. As the Thom's Thum insert is more widely available the size of the recreational bowling market should gradually increase over time.

We are a company dedicated to assisting bowling alley owners and individual recreational bowlers through the use of our patented Thum's Thum bowling ball insert.

Our insert has been designed to be both interchangeable in the same bowling ball, this allows for changes in a bowler's thumb size (a common occurrence) and for changes in lane conditions requiring the use of a different ball. This gives us a tremendous advantage over simple inserts. We will also be able to use our inserts in bowling center equipment to give recreational bowlers a good fit for their thumb.

                                PLAN OF OPERATION

We will be using an injection molding system to produce our product. This will allow us the most cost effective means of manufacturing our product. As of the end of May 31, 2000 JT Bowling Enterprises, Inc. has been interviewing prospective manufacturers to manufacture the mold and subsequently produce the bowling ball insert. As soon as the offering is closed we will start marketing our product to bowling alleys and professionals around the United States. We expect to have the mold completed and in production by the end of the third quarter September 30, 2000.

The goal over the next 12 months is to have all manufacturing complete and our product being used in a limited number of markets. If this occurs we expect revenues to occur by the end of the fourth quarter, December 31, 2000. We intend to market our inserts through all the normal channels available to simple inserts. These include bowling centers and bowling pro shops. To penetrate this market efficiently and swiftly, we intend to initially use direct mail advertising (with coupons) to bowlers. We also plan to start a national advertising campaign targeting the end user and retail outlets in various national publications.

We expect to search for a reputable Investment Banking firm by the year ending December 31, 2000 to assist us with finding additional capital of at least $2,000,000 to further assist our development.

                             DESCRIPTION OF PROPERTY

Wecurrently own the following property in connection with our operations:

     (a) We currently own a US Patent for our Thom's Thum ball insert bearing US Patent # 5,505,666.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our President Mr. David R. Clifton is currently responsible for the daily expenses of our Company, which are minimal at this point because of limited activity. In March 2000 we issued 7,775,000 shares of our common stock to Joseph
M. Arsenault, Thomas E. Jones, David R. Clifton, Calvin K. Mees and Kevin J. Krickbaum for services rendered to the company and as new management.



                            MARKET FOR COMMON EQUITY

                        AND RELATED STOCKHOLDER MATTERS.

     (a)  Market Information.
         JT Bowling Enterprises, Inc. 's Shares are not traded.

     (b)  Holders of Common Equity.
         As May 310, 2000, there were 19 shareholders of record of JT Bowling Enterprises, Inc.'s common stock.

      (c)  Dividends.
         JT Bowling Enterprises, Inc. has not declared or paid a cash dividend to Stockholders. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon JT Bowling Enterprises, Inc.'s earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

(a) None of our officers or directors receive remuneration at this time and we do not plan to offer any remuneration until the corporation has sustained significant revenues.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

 .

                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS


      Set forth below are the audited financial statements for the Company for the period ended March 31, 2000. The following financial statements are attached to this report and filed as a part thereof also attached are the unaudited financial for the period ending August 31, 2000.

                          JT BOWLING ENTERPRISES, INC..
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

                               AS OF MAY 31, 2000

       PAGE      F-1 - INDEPENDENT AUDITORS' REPORT

       PAGE      F-2 - BALANCE SHEET AS OF MAY 31, 2000

       PAGE      F-3 - STATEMENT OF OPERATIONS FOR THE PERIOD
                     JULY 15, 1998 TO MAY 31, 2000

       PAGE      F-4 - STATEMENT OF CHANGES IN STOCKHOLDER'S
                     EQUITY FOR THE PERIOD FROM JULY 15, 1998 TO
                     MAY 31, 2000

       PAGE      F-5 - STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                     JULY 15, 1998 TO      MAY 31, 2000

       PAGES      F-6 F-8 - NOTES TO FINANCIAL STATEMENTS AS OF
                     MAY 31, 2000

       PAGE      F-9 - INDEPENDENT AUDITORS' REPORT

       PAGE      F-10-BALANCE SHEET AS OF AUGUST 31, 2000 (unaudited)

       PAGE      F-11-STATEMENT OF OPERATIONS FOR THE PERIOD (unaudited)
                         July 15, 1998 TO August 31, 2000

       PAGE      F-12-STATEMENT OF CASHFLOWS FOR THE PERIOD FROM
                           JULY 15, 1998 TO AUGUST 31, 2000 (unaudited)


CLYDE BAILEY P.C.
--------------------------------------------------------------------------------
                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                             (888) 699-1287 (210) 691-2911 (fax)
                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's

Board of Directors
J T Bowling Enterprises Inc.

INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of J T Bowling Enterprises Inc. (Company) as of May 31, 2000 and 1999 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended May 31, 2000, and from July 15, 1998 (inception) to May 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2000 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has no viable operations to date and little or no tangible assets that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                 S/ Clyde Bailey
                                Clyde Bailey P.C.
San Antonio, Texas
June 14, 2000
                                       F-1





                          J T Bowling Enterprises Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                               As of May 31, 2000



                                                 A S S E T S

    .....................................................................
Current Assets
  Cash ..................................................................   $          --
                                                                                   --------

           Total Current Assets .........................................              --
                                                                                   --------

           Total Assets .................................................   $          --
                                                                                   ========

                                            L I A B I L I T I E S

Current Liabilities
  Accounts Payable ......................................................              --
                                                                                   --------

           Total Current Liabilities ....................................              --

Long-Term Liabilities
  Note Payable ..........................................................              --
                                                                                   --------

           Total Long-Term Liabilities ..................................              --
                                                                                   --------

           Total Liabilities ............................................              --

  Commitments and Contingencies .........................................              --

                                    S T O C K H O L D E R S ' E Q U I T Y

Preferred Stock .........................................................              --




Common Stock ............................................................            80,000

Additional Paid-in-Capital ..............................................            90,545
Accumulated Deficit .....................................................          (170,545)
                                                                                   --------

           Total Stockholders' Equity (Deficit) .........................              --
                                                                                   --------

           Total Liabilities and Stockholders'
           Equity .......................................................   $          --
                                                                                   ========



                                       F-2




                          J T Bowling Enterprises Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations



                                          -------------------------------------
                                          For the Year Ended       From 7/15/98
                                          May 31,                  to May 31,
                                          ------------------------- -----------
                                           2000        1999            2000
                                          ------------------------- -----------
    ....................................
Revenues:

    Revenues ...........................        --           --           --
                                        ---------------------------------------
          Total Revenues ...............   $    --      $    --       $   --


Expenses:
    Advertising ........................        --          5,249        5,249
    Contract Services ..................        --         33,178       33,178
    Consulting .........................      79,545         --         79,545
    Commissions ........................        --          9,100        9,100
    Supplies ...........................        --         12,110       12,110
    Auto ...............................        --          9,715        9,715
    Legal & Professional ...............        --          9,828        9,828
    Telephone ..........................        --          2,853        2,853
    Other ..............................        --          8,967        8,967
                                        ---------------------------------------

          Total Expenses ...............      79,545       91,000      170,545
                                        ---------------------------------------

          Net loss from Operations .....   $ (79,545)   $ (91,000)   $(170,545)


Provision for Income Taxes:

    Income Tax Benefit .................        --           --           --

          Net Income (Loss) ............   $ (79,545)   $ (91,000)   $(170,545)
                                         ======================================


Basic and Diluted Earnings Per Common
Share ..................................   $   (0.11)   $   (2.53)   $  (0.40)
                                         --------------------------------------

Weighted Average number of Common Shares     742,500       34,583      426,000
                                         ======================================
    used in per share calculations




                                       F-3


                          J T Bowling Enterprises Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                               As of May 31, 2000

    ........................
  * ........................   *           $     0.01  Paid-In    Accumulated Stockholders'
  * ........................   Shares      Par Value   Capital       Deficit  Equity
  * ........................                                            --          --
                                        $           $           $          $           $
   Balance, July 15, 1998 ..                     --          --         --          --

    Stock Issuance
                                   45,500         455      90,545       --        91,000


   Net Income (Loss) .......         --          --          --      (91,000)    (91,000)

                              ------------------------------------------------------------------


   Balance, May 31, 1999 ...       45,500  455#        90,545 #      (91,000)       --


   Stock Issued for Services    7,954,500      79,545        --         --        79,545


   Net Income  (Loss) ......         --          --          --      (79,545)    (79,545)

                               ------------------------------------------------------------------

   Balance May 31, 2000 ....    8,000,000      80,000      90,545   (170,545) $
                                                                               -
                               ===================================================================



                                       F-4


                          J T Bowling Enterprises Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                   -------------------------------------------
                                                    For the Year Ended          From 7/15/98
                                                         May 31,                to May 31,
                                                   --------------------------------------------
                                                    2000            1999          2000
                                                   --------------------------------------------


    ............................................
Cash Flows from Operating Activities:

    Net Income (Loss) ..........................   $ (79,545)   $ (91,000)   $(170,545)

    Changes in operating assets and liabilities:
                       Stock Issued for Service
                                                      79,545         --         79,545
                   -------------------------------------------------------------------

                       Total Adjustments
                                                      79,545         --         79,545
                   -------------------------------------------------------------------

Net Cash Used in Operating Activities
                                                                                     $
                                                        --      $ (91,000)   $ (91,000)


Cash Flows from Investing Activities:

     Fixed Assets
                                                           -            -            -
                   -------------------------------------------------------------------

Net Cash Used in Investing Activities ..........                                     $
                                                                        $            $
                                                           -            -            -
                   -------------------------------------------------------------------


Cash Flows from Financing Activities:

     Note Payable
                                                                        -            -
     Common Stock
                                                        --         91,000       91,000
                   -------------------------------------------------------------------

Net Cash Provided for Financing Activities
                                                                                     $
                                                        --      $  91,000    $  91,000
                   -------------------------------------------------------------------

                                                                                     $
                                                                        $            $
Net Increase (Decrease) in Cash ................        --           --           --


Cash Balance,  Begin Period ....................        --           --           --
                   -------------------------------------------------------------------

                                                                                     $
                                                                        $            $
Cash Balance,  End Period ......................        --           --           --
                   ===================================================================


Supplemental Disclosures:
     Cash Paid for interest
                                                                                     -
     Cash Paid for income taxes
                                                                                     -
    Stock Issued for Services ..................   $  79,545








                          J T Bowling Enterprises Inc.
                          Notes to Financial Statements

               Note 1 - Summary of Significant Accounting Policies

Organization

J T Bowling Enterprises Inc. ("the Company") was incorporated under the laws of the State of Delaware on July 15, 1998 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Delaware. The company has a total of 100,000,000 authorized common shares with a par value of $.001 per share and with 8,000,000 shares issued and outstanding as of May 31, 2000. On May 5, 2000, an amendment to the Articles of Incorporation was filed with the Delaware Secretary of State to increase the authorized common shares to 100,000,000 authorized and 30,000,000 in preferred shares. The Company has been inactive since inception and has little or no operating revenues and expenses.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

                 The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.



                                       F-6


                          J T Bowling Enterprises Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

         Earnings per Common Share
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Note 2  -  Common Stock

In May of 2000, a total of 7,954,500 shares of stock were issued for consulting services. The shares were valued at par value ($.01) for a total of $79,545 in consulting expense. Also, in 1998 and 1999, a private placement produced a total of $91,000 for 45,500 common shares.



                                       F-7


                          J T Bowling Enterprises Inc.
                          Notes to Financial Statements


Note 3  -  Related Parties

There were no significant related party transaction.

Note 4 - Going Concern

The Company has had little or no operations to date, has little or no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Income Taxes

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

The net deferred tax asset or liability is composed of the following:

*                                  2000           1999        From Inception
Total Deferred Tax Assets          $    27, 045   $ 30,940    $  57,985
Less: Valuation Allowance              (27, 045)  ( 30,940)    ( 57,985)
    Net Deferred Tax Asset               -            -            -
    Total Deferred Tax Liabilities       -            -            -
Net Deferred Tax Liability               -
Less Current Portion                     -            -            -

Long-Term Portion                  $     -         $  -       $    -




Note 6  -  Subsequent Events

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.



                                       F-8

PART I - FINANCIAL INFORMATION

Item 1.           Financial Statements

Except as otherwise required by the context, references in this quarterly report to "we," "our" and "us" refer to J T Bowling Enterprises Inc. (the "Company").

Our unaudited interim financial statements including a balance sheet as of the interim period up to August 31, 2000, a statement of operations and a statement of cash flows for the interim period up to the date of such balance sheet are attached hereto as Pages F-10 through F-12 and are incorporated herein by this reference.

The financial statements included herein have been prepared internally, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted. However, in our opinion, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made. These financial statements should be read in conjunction with the financial statements and notes thereto included in our annual audit for the for the fiscal year ended May 31, 2000.


                                       F-9

                          J T Bowling Enterprises Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                              As of August 31, 2000

[CAPTION]
[S]                                                    [C]            [C]
*                                                      A S S E T S
                                                                             *
Current Assets
 Cash                                                  $                  --
                                                    --------------------------

          Total Current Assets                                            --
                                                    ---------------------------

          Total Assets                                 $                  --
                                                   ============================

                       L I A B I L I T I E S

Current Liabilities
 Accounts Payable                                                         --
                                                   ---------------------------
          Total Current Liabilities                                       --

Long-Term Liabilities
 Note Payable                                                             --
                                                   ---------------------------

          Total Long-Term Liabilities                                     --
                                                   ---------------------------

          Total Liabilities                                               --

 Commitments and Contingencies                                            --

         S T O C K H O L D E R S ' E Q U I T Y

Preferred Stock                                                           --




Common Stock                                                            80,000

Additional Paid-in-Capital                                              90,545
Accumulated Deficit                                                   (170,545)
                                                  ----------------------------

          Total Stockholders' Equity (Deficit)                            --
                                                  ----------------------------

     Total Liabilities and Stockholders' Equity        $                  --
                                                  ============================

[/TABLE]

                                      F-10

                          J T Bowling Enterprises Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                      Unaudited               Unauduted
                                              For the Three Months Ended     From 7/15/98
                                                  August 31,               to August 31,
                                             -----------------------------  --------------------
                                              2000               1999           2000
                                             -----------------------------  --------------------
Revenues:

       Revenues
                                                      -             -              -
                                                      -------------------------------

            Total Revenues
                                                      $             $              $
                                                      -             -              -


Expenses:
       Advertising
                                                   --            --            5,249
       Contract Services
                                                   --            --           33,178
       Consulting
                                                   --            --           79,545
       Commissions
                                                   --            --            9,100
       Supplies
                                                   --            --           12,110
       Auto
                                                   --            --            9,715
       Legal & Professional
                                                   --            --            9,828
       Telephone
                                                   --            --            2,853
       Other
                                                   --            --            8,967
                                                 ------------------------------------

            Total Expenses
                                                   --            --          170,545
                                                 -----------------------------------

            Net loss from Operations
                                                                    $              $
                                                   --            --      $  (170,545)


Provision for Income Taxes:

       Income Tax Benefit
                                                      -             -              -

            Net Income (Loss)
                                                                    $              $
                                                   --            --      $  (170,545)
                                                  ===================================


Basic and Diluted Earnings Per Common Share   $                                    $
                                                   --     $      --            (0.15)
                                                 -----------------------------------


Weighted Average number of Common Shares      8,000,000        45,500      1,137,294
                                                ===================================
      used in per share calculations


                                      F-11


                          J T Bowling Enterprises Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                              -------------------------------------------------
                                                 For the Three Months Ended   From 7/15/98
                                                        August 31,            to August 31,
                                              -------------------------------------------------
                                                     2000        1999          2000
                                              -------------------------------------------------


    ..............................................
Cash Flows from Operating Activities:

       Net Income (Loss) .........................   $
                                                      --    $    --      $        (170,545)

      Changes in operating assets and liabilities:
                         Stock Issued for Service
                                                      --         --                 79,545
                                                                         -----------------

                         Total Adjustments
                                                      --         --                 79,545
                                                                         -----------------

                                                                         $
Net Cash Used in Operating Activities ............   $
                                                      --         --      $         (91,000)


Cash Flows from Investing Activities:

       Fixed Assets
                                                     ----   ---------    -----------------
                                                                         -----------------


Net Cash Used in Investing Activities ............   $
                                                     ----   ---------    -----------------
                                                                         -----------------


Cash Flows from Financing Activities:

       Note Payable
                                                            ---------    -----------------
       Common Stock
                                                      --         --                 91,000
                                                                         -----------------


Net Cash Provided for Financing Activities .......   $
                                                      --         --      $          91,000
                                                                         -----------------


Net Increase (Decrease) in Cash ..................    --         --                   --


Cash Balance,  Begin Period ......................    --         --                   --
                                                                         -----------------



Cash Balance,  End Period ........................    --         --                   --
                                                                         =================


Supplemental Disclosures:
       Cash Paid for interest

                                                            ---------    -----------------
       Cash Paid for income taxes ................   $

                                                     $     ---------    -----------------
       Stock Issued for Services .................   $

                                                      --         --      $          79,545


                                      F-12

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.
















                PART TWO. INFORMATION NOT REQUIRED IN PROSPECTUS






                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

In July 1998 we conducted a private placement relying on Regulation D Rule 504. In that private placement we issued 51,000 shares of our par value $0.01 common stock to five sophisticated investors and seven unsophisticated investors for a total sum of $91,000.

In May 2000 we issued 160,000 shares of our par value $0.01 common stock to Mr. Kelly for consulting services performed in relation to this registration statement.




                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. .

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fort Worth, State of Texas on June 21, 2000

                           JT Bowling Enterprises, Inc.

                           By:/s/ David R. Clifton

                                    David R.Clifton

                                    President

                            Special Power of Attorney

The undersigned constitute and appoint David R. Clifton their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:



 Signature                           Title                       Date
 /s/ David R. Clifton                President, Chief            June 21, 2000
       David R. Clifton              Executive, Director


 /s/ Kevin J. Krickbaum              Secretary                    June 21, 2000
       Kevin J. Krickbaum            Treasurer
                                     Director

 /s/ Calvin K. Mees                  Director                    June 21, 2000
       Calvin K. Mees



                          EXHIBIT INDEX

Exhibit   Description                                     Method of
Number                                                    Filing

3.1       Articles of Incorporation                       See Below

3.3       Bylaws                                          See Below

5.1       Opinion Re: Legality                            See Below

23.2      Consent of Accountant                           See Below

24.1      Special Power of Attorney                       See Signature Pages

27.1      Financial Data Schedule                         See Below

99.1      Subscription Agreement                          See Below